Exhibit 99.1

SS&C Technologies Releases Q3 2025 Earnings Results

Q3 2025 GAAP revenue $1,568 million, up 7.0%, Fully Diluted GAAP Earnings Per Share $0.83, up 27.7%

Record adjusted revenue $1,569 million, up 7.0%, Adjusted Diluted Earnings Per Share $1.57, up 17.2%

WINDSOR, CT, October 23, 2025 (BUSINESS WIRE) -- SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment, financial and healthcare software and software-enabled services, today announced its financial results for the third quarter ended September 30, 2025.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share data):	2025	2024	Change	2025	2024	Change
GAAP Results
Revenue	$1,568.0	$1,465.8	7.0%	$4,618.7	$4,352.3	6.1%
Operating income	365.7	325.1	12.5%	1,068.1	985.6	8.4%
Operating income margin	23.3%	22.2%	110 bps	23.1%	22.6%	50 bps
Diluted earnings per share attributable to SS&C	$0.83	$0.65	27.7%	$2.39	$2.02	18.3%
Net income attributable to SS&C	210.0	164.4	27.7%	603.8	512.3	17.9%
Adjusted Non-GAAP Results (defined in Notes 1 - 4 below)
Adjusted revenue	$1,569.0	$1,466.8	7.0%	$4,621.6	$4,355.0	6.1%
Adjusted operating income attributable to SS&C	602.5	548.8	9.8%	1,761.3	1,630.5	8.0%
Adjusted operating income margin	38.4%	37.4%	100 bps	38.1%	37.4%	70 bps
Adjusted diluted earnings per share attributable to SS&C (1)	$1.57	$1.34	17.2%	$4.46	$3.98	12.1%
Adjusted consolidated EBITDA attributable to SS&C	619.0	566.2	9.3%	1,811.3	1,681.9	7.7%
Adjusted consolidated EBITDA margin	39.5%	38.6%	90 bps	39.2%	38.6%	60 bps

(1) Reflects non-GAAP tax rates of 21.1% and 23.0% for the three and nine months ended September 30, 2025, respectively, and 23.1% for the three and nine months ended September 30, 2024. See Note 4 for more information.

Third Quarter 2025 Highlights:

•
Q3 2025 GAAP Revenue growth and Adjusted Revenue growth were 7.0 percent.
•
Q3 Adjusted Organic Revenue Growth was 5.2 percent, Financial Services Recurring Revenue Growth was 6.7 percent.
•
Net cash generated from operating activities of $1,101.3 million for the nine months ended September 30, 2025, up 22.1 percent compared to the same period in 2024.
•
Returned $305.9 million to shareholders in Q3 2025, which included 2.8 million shares repurchased for $240.1 million and $65.8 million in common stock dividends.
•
Increased common stock dividend to $1.08 annually, an 8.0 percent increase.
•
GAAP net income attributable to SS&C of $210.0 million for Q3 2025, up 27.7 percent and adjusted consolidated EBITDA attributable to SS&C of $619.0 million for Q3 2025, up 9.3 percent.
•
GAAP operating income margin for Q3 2025 was 23.3 percent. Adjusted consolidated EBITDA margin for Q3 2025 was 39.5 percent.
•
We look forward to hosting our clients at SS&C Deliver in Phoenix, AZ on October 26-28, 2025.

“SS&C reported record adjusted revenues of $1,569 million and adjusted consolidated EBITDA of $619 million. These numbers attest to the company’s long-term financial and operating strength. The 22% increase to $1,101 million in operating cash flow through three quarters gives us flexibility to pursue growth opportunities as we continue to pay down debt and repurchase shares,” says Bill Stone, Chairman and Chief Executive Officer. “Our investment behind AI-powered automation show early green shoots, evolving our offering to specialized, purpose-built agents backed by our vertical expertise.”

Operating Cash Flow

SS&C generated net cash from operating activities of $1,101.3 million for the nine months ended September 30, 2025, compared to $902.0 million for the same period in 2024, a 22.1% increase. SS&C ended the third quarter with $388.3 million in cash and cash equivalents and $6,628.1 million in gross debt. SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 2.59 times consolidated EBITDA attributable to SS&C as of September 30, 2025. SS&C’s net secured leverage ratio stood at 1.45 times consolidated EBITDA attributable to SS&C as of September 30, 2025.

Guidance

	Q4 2025	FY 2025
Adjusted Revenue ($M)	$1,590 – $1,630	$6,210 – $6,250
Adjusted Net Income attributable to SS&C ($M)	$394 – $410	$1,522 – $1,538
Interest Expense[1] ($M)	$106 – $108	$416 – $418
Adjusted Diluted Earnings per Share attributable to SS&C	$1.56 – $1.62	$6.02 – $6.08
Cash from Operating Activities ($M)	–	$1,515 – $1,575
Capital Expenditures (% of revenue)	–	4.2% – 4.6%
Diluted Shares (M)	251.5 – 252.5	252.8 – 253.2
Effective Income Tax Rate (%)	22.5% – 23.5%	22.5% – 23.5%

1Interest expense is net of deferred financing cost amortization and original issue discount

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q4 2025 and FY 2025 GAAP financial results.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s third quarter 2025 earnings call will take place at 5:00 p.m. eastern time today, October 23, 2025. The call will discuss third quarter 2025 results. Interested parties may dial 888-210-4650 (US and Canada) or 646-960-0327 (International) and request the "SS&C Technologies Third Quarter 2025 Earnings Conference Call"; conference ID #4673675. In connection with the earnings call, a presentation will be available on SS&C’s website at www.ssctech.com. The call will be available for replay via the webcast on SS&C’s website; access: https://investor.ssctech.com/financials/quarterly-results/default.aspx

Certain information contained in this press release, including information relating to, among other things, the Company’s financial guidance for the fourth quarter and full year of 2025 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, the effect of customer consolidation on demand for the Company’s products and services, the variability of revenue as a result of activity in the securities markets, the focus of the Company’s business on the asset management industry, the ability to retain and attract clients, the intensity of competition with respect to the Company’s products and services, risks from cyber-attacks, breaches of digital security, IT system failures and network disruptions, risks associated with third party providers, fluctuations in the Company’s operating results, terrorist activities and other catastrophic events, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, evolving regulation and scrutiny from regulators, the Company’s exposure to litigation and other claims, risks related to the Company’s substantial indebtedness, and the market price of the Company’s stock prevailing from time to time, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission and can also be accessed on our website. Such “Risk Factors”, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Undue reliance should not be placed on any such forward-looking statements. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of services and software for the financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut, and has offices around the world. More than 22,000 financial services and healthcare organizations, from the world's largest companies to small and mid-market firms, rely on SS&C for expertise, scale, and technology.

Follow SS&C on Twitter, LinkedIn and Facebook.

For more information

Brian Schell

Chief Financial Officer

Tel: +1-816-642-0915

E-mail: InvestorRelations@sscinc.com

Justine Stone

Head of Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

Chand Madaka

Investor Relations

Tel: +1-908-845-1259

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Software-enabled services	$1,309.4	$1,206.2	$3,847.0	$3,586.3
License, maintenance and related	258.6	259.6	771.7	766.0
Total revenues	1,568.0	1,465.8	4,618.7	4,352.3
Cost of revenues:
Software-enabled services	714.2	661.9	2,075.4	1,949.7
License, maintenance and related	106.0	99.7	311.5	292.9
Total cost of revenues	820.2	761.6	2,386.9	2,242.6
Gross profit	747.8	704.2	2,231.8	2,109.7
Operating expenses:
Selling and marketing	144.7	144.1	449.4	427.6
Research and development	118.6	131.3	375.8	380.9
General and administrative	118.8	103.7	338.5	315.6
Total operating expenses	382.1	379.1	1,163.7	1,124.1
Operating income	365.7	325.1	1,068.1	985.6
Interest expense, net	(104.2)	(109.6)	(314.9)	(338.9)
Other income, net	5.3	9.3	11.4	16.5
Equity in earnings of unconsolidated affiliates, net	(11.6)	1.1	(7.7)	20.7
Loss on extinguishment of debt	(1.3)	(1.3)	(2.2)	(30.1)
Income before income taxes	253.9	224.6	754.7	653.8
Provision for income taxes	43.5	60.0	150.0	140.5
Net income	210.4	164.6	604.7	513.3
Net income attributable to noncontrolling interest	(0.4)	(0.2)	(0.9)	(1.0)
Net income attributable to SS&C common stockholders	$210.0	$164.4	$603.8	$512.3

Basic earnings per share attributable to SS&C common stockholders	$0.86	$0.67	$2.47	$2.08
Diluted earnings per share attributable to SS&C common stockholders	$0.83	$0.65	$2.39	$2.02

Basic weighted-average number of common shares outstanding	243.8	246.1	244.8	246.4
Diluted weighted-average number of common and common equivalent shares outstanding	252.6	254.1	253.1	253.3

Net income	$210.4	$164.6	$604.7	$513.3
Other comprehensive income, net of tax:
Foreign currency exchange translation adjustment	(66.4)	159.0	233.9	114.1
Change in defined benefit pension obligation	—	—	—	0.1
Total other comprehensive income, net of tax	(66.4)	159.0	233.9	114.2
Comprehensive income	144.0	323.6	838.6	627.5
Comprehensive income attributable to noncontrolling interest	(0.4)	(0.2)	(0.9)	(1.0)
Comprehensive income attributable to SS&C common stockholders	$143.6	$323.4	$837.7	$626.5

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$388.3	$567.1
Funds receivable and funds held on behalf of clients	3,664.6	3,162.2
Accounts receivable, net	961.5	902.0
Contract asset	64.6	47.6
Prepaid expenses and other current assets	239.6	179.8
Restricted cash	2.5	3.7
Total current assets	5,321.1	4,862.4
Property, plant and equipment, net	322.3	299.6
Operating lease right-of-use assets	231.2	190.6
Investments	175.7	177.4
Unconsolidated affiliates	333.6	328.4
Contract asset	126.1	110.2
Goodwill	9,378.6	9,218.1
Intangible and other assets, net	3,600.8	3,858.0
Total assets	$19,489.4	$19,044.7
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$20.0	$20.0
Client funds obligations	3,664.6	3,162.2
Accounts payable	54.8	70.2
Income taxes payable	—	23.0
Accrued employee compensation and benefits	277.4	311.5
Interest payable	16.3	31.6
Other accrued expenses	278.0	249.7
Deferred revenue	455.4	486.1
Total current liabilities	4,766.5	4,354.3
Long-term debt, net of current portion	6,573.1	6,989.6
Operating lease liabilities	212.7	175.1
Other long-term liabilities	167.9	191.1
Deferred income taxes	784.7	725.5
Total liabilities	12,504.9	12,435.6
SS&C stockholders' equity	6,931.2	6,534.9
Noncontrolling interest	53.3	74.2
Total equity	6,984.5	6,609.1
Total liabilities and equity	$19,489.4	$19,044.7

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flow from operating activities:
Net income	$604.7	$513.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	521.1	504.3
Equity in earnings of unconsolidated affiliates, net	7.7	(20.7)
Distributions received from unconsolidated affiliates	—	13.1
Stock-based compensation expense	172.9	147.9
Unrealized net losses (gains) on investments	2.4	(2.5)
Amortization of debt financing costs	4.9	6.7
Loss on extinguishment of debt	2.2	30.1
Loss on sale or disposition of property and equipment	0.5	—
Deferred income taxes	46.8	(52.6)
Provision for credit losses	12.0	13.7
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(54.5)	(100.4)
Prepaid expenses and other assets	22.0	5.5
Contract assets	(29.1)	(25.3)
Accounts payable	(16.7)	(40.8)
Accrued expenses and other liabilities	(48.1)	(75.7)
Income taxes prepaid and payable	(98.8)	(8.9)
Deferred revenue	(48.7)	(5.7)
Net cash provided by operating activities	1,101.3	902.0
Cash flow from investing activities:
Business acquisitions, net of cash acquired	(5.9)	(646.9)
Additions to property and equipment	(70.3)	(41.7)
Proceeds from sale of property and equipment	5.7	3.3
Additions to capitalized software	(155.5)	(149.7)
Investments in securities	(2.5)	—
Proceeds from sales / maturities of investments	0.8	0.3
(Contributions to) distributions received from unconsolidated affiliates	(9.8)	24.4
Collection of other non-current receivables	7.9	7.7
Net cash used in investing activities	(229.6)	(802.6)
Cash flow from financing activities:
Cash received from debt borrowings	122.0	5,545.0
Repayments of debt	(545.1)	(5,060.1)
Payment of deferred financing fees	—	(36.6)
Net increase (decrease) in client funds obligations	269.4	(952.2)
Proceeds from exercise of stock options	362.4	271.1
Withholding taxes paid related to equity award net share settlement	(73.2)	(20.3)
Purchases of common stock for treasury	(717.3)	(369.3)
Dividends paid on common stock	(188.3)	(182.6)
Proceeds from noncontrolling interests	—	14.9
Distributions to noncontrolling interests	(21.8)	—
Net cash used in financing activities	(791.9)	(790.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9.8	2.2
Net increase (decrease) in cash, cash equivalents and restricted cash	89.6	(688.5)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	3,370.5	2,998.6
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$3,460.1	$2,310.1

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents:
Cash and cash equivalents	$388.3	$694.7
Restricted cash and cash equivalents	2.5	3.5
Restricted cash and cash equivalents included in funds receivable and funds held on behalf of clients	3,069.3	1,611.9
	$3,460.1	$2,310.1

SS&C Technologies Holdings, Inc. and Subsidiaries

Disclosures Relating to Non-GAAP Financial Measures

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenues is not a recognized term under generally accepted accounting principles (“GAAP”). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted revenues to revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Revenues	$1,568.0	$1,465.8	$4,618.7	$4,352.3
ASC 606 adoption impact	—	(0.7)	—	(2.2)
Purchase accounting adjustments impact on revenue	1.0	1.7	2.9	4.9
Adjusted revenues	$1,569.0	$1,466.8	$4,621.6	$4,355.0

The following is a breakdown of software-enabled services and license, maintenance and related revenues and adjusted software-enabled services and license, maintenance and related revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Software-enabled services	$1,309.4	$1,206.2	$3,847.0	$3,586.3
License, maintenance and related	258.6	259.6	771.7	766.0
Total revenues	$1,568.0	$1,465.8	$4,618.7	$4,352.3

Software-enabled services	$1,310.4	$1,207.3	$3,849.9	$3,589.1
License, maintenance and related	258.6	259.5	771.7	765.9
Total adjusted revenues	$1,569.0	$1,466.8	$4,621.6	$4,355.0

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs, ASC 606 adoption impact and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of our underlying performance. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Operating income	$365.7	$325.1	$1,068.1	$985.6
Amortization of intangible assets	157.8	152.4	467.8	449.1
Stock-based compensation	60.0	52.2	172.9	147.9
Purchase accounting adjustments (1)	2.2	3.4	6.7	9.5
ASC 606 adoption impact	0.1	(0.7)	0.3	(2.0)
Acquisition related (2)	3.1	1.6	6.1	2.7
Facilities and workforce restructuring	12.0	14.0	36.2	33.6
Other (3)	2.0	1.7	5.6	7.2
Adjusted operating income	$602.9	$549.7	$1,763.7	$1,633.6
Adjusted operating income attributable to noncontrolling interest (4)	(0.4)	(0.9)	(2.4)	(3.1)
Adjusted operating income attributable to SS&C common stockholders	$602.5	$548.8	$1,761.3	$1,630.5

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(3)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(4)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted operating income attributable to noncontrolling interest represents adjusted operating income based on the ownership interest retained by the respective noncontrolling parties.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in April 2018, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted Consolidated EBITDA is calculated by subtracting acquired EBITDA (as defined below) from Consolidated EBITDA. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. These measures are not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation of EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024	2025
Net income	$210.4	$164.6	$604.7	$513.3	$853.1
Interest expense, net	104.2	109.6	314.9	338.9	427.8
Provision for income taxes	43.5	60.0	150.0	140.5	141.5
Depreciation and amortization	175.4	171.3	521.1	504.3	696.9
EBITDA	533.5	505.5	1,590.7	1,497.0	2,119.3
Stock-based compensation	60.0	52.2	172.9	147.9	228.3
Acquired EBITDA and cost savings (1)	—	0.8	—	19.4	—
Loss on extinguishment of debt	1.3	1.3	2.2	30.1	3.3
Equity in earnings of unconsolidated affiliates, net	11.6	(1.1)	7.7	(20.7)	4.0
Purchase accounting adjustments (2)	1.1	1.9	3.3	5.7	4.4
ASC 606 adoption impact	0.1	(0.7)	0.3	(2.0)	0.4
Foreign currency translation (gains) losses	(3.2)	(4.2)	0.9	1.6	7.5
Investment gains (3)	(3.3)	(5.3)	(13.5)	(17.3)	(15.8)
Facilities and workforce restructuring	12.0	13.9	36.2	33.6	44.1
Acquisition related (4)	3.8	1.8	6.8	2.7	7.4
Other (5)	2.6	1.8	6.2	6.4	10.9
Consolidated EBITDA	$619.5	$567.9	$1,813.7	$1,704.4	$2,413.8
Acquired EBITDA and cost savings (1)	—	(0.8)	—	(19.4)	—
Adjusted Consolidated EBITDA	$619.5	$567.1	$1,813.7	$1,685.0	$2,413.8
Adjusted Consolidated EBITDA attributable to noncontrolling interest (6)	(0.5)	(0.9)	(2.4)	(3.1)	(3.4)
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$619.0	$566.2	$1,811.3	$1,681.9	$2,410.4

(1)
Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.
(2)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.
(3)
Investment gains includes unrealized fair value adjustments of investments and dividend income received on investments.
(4)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(5)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(6)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted Consolidated EBITDA attributable to noncontrolling interest represents adjusted Consolidated EBITDA based on the ownership interest retained by the respective noncontrolling parties.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share Attributable to SS&C to Adjusted Diluted Earnings Per Share Attributable to SS&C

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. We consider adjusted net income and adjusted diluted earnings per share attributable to SS&C to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
GAAP – Net income	$210.4	$164.6	$604.7	$513.3
Amortization of intangible assets	157.8	152.4	467.8	449.1
Amortization of debt financing costs	1.6	1.4	4.9	6.7
Stock-based compensation	60.0	52.2	172.9	147.9
Loss on extinguishment of debt	1.3	1.3	2.2	30.1
Purchase accounting adjustments (1)	2.2	3.4	6.7	9.5
ASC 606 adoption impact	0.1	(0.7)	0.3	(2.0)
Equity in earnings of unconsolidated affiliates, net	11.6	(1.1)	7.7	(20.7)
Foreign currency translation (gains) losses	(3.2)	(4.2)	0.9	1.6
Investment losses (2)	(1.1)	(3.1)	2.4	(2.5)
Facilities and workforce restructuring	12.0	13.9	36.2	33.6
Acquisition related (3)	3.8	1.8	6.8	2.7
Other (4)	2.4	1.8	6.1	6.3
Income tax effect (5)	(62.4)	(42.5)	(188.0)	(163.6)
Adjusted net income	$396.5	$341.2	$1,131.6	$1,012.0
Adjusted net income attributable to noncontrolling interest (6)	(0.5)	(1.2)	(3.2)	(3.6)
Adjusted net income attributable to SS&C common stockholders	$396.0	$340.0	$1,128.4	$1,008.4
Adjusted diluted earnings per share attributable to SS&C common stockholders	$1.57	$1.34	$4.46	$3.98
GAAP diluted earnings per share attributable to SS&C common stockholders	$0.83	$0.65	$2.39	$2.02
Diluted weighted-average shares outstanding	252.6	254.1	253.1	253.3

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Investment gains includes unrealized fair value adjustments of investments. In prior periods, investment gains also included dividend income received on investments. Prior period amounts have been revised for consistent presentation.
(3)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(4)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(5)
For the nine-month period ending September 30, 2025, we revised the effective tax rate used to adjust the provision for income taxes for the purpose of computing adjusted net income to 23.0% from 24.0%. The change in this effective tax rate is attributable to increased deductions related to equity awards and the implementation of prudent tax planning strategies, offset by a slightly negative impact from the tax bill signed in July 2025. As a result, an effective tax rate of 21.1% for the three months ended September 30, 2025, has been used to adjust the provision for income taxes for the purpose of computing adjusted net income. An effective tax rate of 23.1% has been used to retroactively adjust the provision for income taxes for the purpose of computing adjusted net income for the three and nine months ended September 30, 2024.

(6)
In 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership interest retained by the respective noncontrolling parties.